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                                                                   EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-73101 of Intrav, Inc. of our report dated February 9, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

St. Louis, Missouri
March 29, 1999